NEWS RELEASE
FOR RELEASE IMMEDIATELY
Contact: Paul Frenkiel, CFO
(215) 735-4422 ext. 5255

REPUBLIC FIRST BANCORP, INC.
REPORTS 62% INCREASE IN FOURTH QUARTER EARNINGS;
59% INCREASE IN 2005 EARNINGS

Philadelphia, PA, January 18, 2006 - Republic First Bancorp, Inc. (NASDAQ:FRBK), (the “Company”) the holding company for Republic First Bank (PA), today reported fourth quarter 2005 earnings of $2.6 million, a 62% increase over the prior year fourth quarter. Total fourth quarter 2005 diluted earnings per share amounted to $.30 compared to $.19* per share for the prior year fourth quarter, a 58% increase. Total year to date earnings increased to $8.9 million in 2005, compared to $5.6 million for the prior year, an increase of 59%. Total year to date diluted earnings per share increased to $1.02 compared to $.66 in the prior year, a 55% increase. Average commercial and construction loans grew in excess of 26% and core deposits grew in excess of 17% in fourth quarter 2005 compared to the comparable prior year period.

President Harry Madonna stated, “We are very pleased with the improved earnings of the Company and look forward to continued growth. Earnings growth was due to the significant increase in commercial loans outstanding, and the increase in the spread between the interest income and the cost of funds. We anticipate continued improvement in all areas of the Company. We look forward to making continued earnings progress, and further increasing shareholder value.”

Total shareholders’ equity stood at $63.4 million with a book value per share of $7.44 at December 31, 2005, based on outstanding common shares of approximately 8.5 million. As of that date, the Company continued to be well capitalized.

Republic First Bank (PA) is a full-service, state-chartered commercial bank, whose deposits are insured by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its nine offices located in Abington, Ardmore, Bala Cynwyd, East Norriton, Media and Philadelphia, Pennsylvania.

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in this release and in the Company's filings with the Securities and Exchange Commission. These forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond the Company's control. The words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, and similar expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

# # #

* Per share value amounts were restated to reflect the 12% stock dividend paid June 7, 2005.

Republic First Bancorp, Inc.
Condensed Income Statement
(Dollar amounts in thousands
except per share data)
(unaudited)
	Three Months Ended			Twelve Months Ended
	December 31			December 31
	2005	2004 (2)		2005	2004 (2)

Net Interest Income	$7,772	$5,991		$29,158	$18,851
Provision for Loan Losses	49	549		1,186	(314	) (1)
Other Income	808	1,042		3,614	4,466	(1)
Other Expenses	4,593	4,104		18,207	15,346
Income Taxes	1,342	773		4,486	2,694
Income From Continuing Operations	2,596	1,607		8,893	5,591
Income From Discontinued Operations, Net of Tax	-	1,083		-	3,349
Net Income	$2,596	$2,690		$8,893	$8,940

Diluted EPS From Continuing Operations	$0.30	$0.19	(3)	$1.02	$0.66	(3)(1)
Diluted EPS From Discontinued Operations, Net of Tax	-	0.12		-	0.39
Diluted EPS	$0.30	$0.31	(3)	$1.02	$1.05	(3)(1)

Republic First Bancorp, Inc.
Condensed Balance Sheet
(Dollar amounts in thousands)
(unaudited)

Assets	December 31,	December 31,
	2005	2004 (2)

Federal Funds Sold and Other Interest Bearing Cash	$86,989	$23,726
Investment Securities	44,161	49,160
Commercial and Other Loans	678,086	549,689
Allowance for Loan Losses	(7,617)	(6,684)
Other Assets	48,917	48,913

Total Assets	$850,536	$664,804

Liabilities and Shareholders' Equity:
Transaction Accounts	$381,931	$323,532
Time Deposit Accounts	265,912	187,152
FHLB Advances and Trust Preferred Securities	130,053	92,276
Other Liabilities	9,242	8,016
Shareholders' Equity	63,398	53,828
Total Liabilities and Shareholders' Equity	$850,536	$664,804

(1)	Prior year reflects impact of a $1.3 million one time award arising from a legal settlement in connection with a loan recovery.

(2)	Prior year has been adjusted to exclude the First Bank of Delaware,reflecting the spin off of that bank effective January 1, 2005.

(3)	Prior year earnings per share has been restated for the 12% stock dividend paid June 7, 2005.

Republic First Bancorp, Inc.
December 31, 2005
(unaudited)

	At or For the		At or For the
	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
Financial Data:	2005	2004 (1)	2005	2004 (1)

Return on average assets on continuing operations	1.32%	1.02%	1.22%	0.87	% (2)

Return on average equity on continuing operations	16.60%	12.14%	15.22%	10.93	% (2)

Share information:

Book value per share	$7.44	$6.64	$7.44	$6.64

Shares o/s at period end, net of Treasury shares	8,526,000	8,104,000	8,526,000	8,104,000

Average diluted shares o/s	8,739,000	8,566,000	8,711,000	8,501,000

(1) Prior year amounts have been adjusted for the spin off of First Bank of Delaware effective Janaury 1, 2005.

(2) Prior year reflects impact of a $1.3 million one time award arising from a legal settlement in connection with a loan recovery.

Republic First Bancorp, Inc.
Press release 12/31/2005
(Dollars in thousands)
(unaudited)

Credit Quality Ratios:
	December 31	December 31
	2005	2004 (1)

Non-accrual and loans accruing,
but past due 90 days or more	$3,423	$4,854

Restructured loans	-	-

Total non-performing loans	3,423	4,854

OREO	137	137

Total non-performing assets	$3,560	$4,991

Non-performing loans as
a percentage of total loans	0.50%	0.88%

Nonperforming assets as
a percentage of total assets	0.42%	0.75%

Allowance for loan losses
to total loans	1.12%	1.22%

Allowance for loan losses
to total non-performing loans	222.52%	137.70%

(1) Prior year has been adjusted to exclude the First Bank of Delaware loans, reflecting the spin off of that bank effective January 1, 2005.

Republic First Bancorp, Inc.
Press release 12/31/2005
(Dollars in thousands )
(unaudited)
		Quarter-to-Date
		Average Balance Sheet

	Three months ended			Three months ended
	December 31, 2005			December 31, 2004 (1)

			Average			Average
Interest-Earning Assets:	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost

Commercial and other loans	$658,405	$11,984	7.22%	$521,606	$8,675	6.60%

Investment securities	62,441	622	3.98	49,924	472	3.78

Federal funds sold	20,864	215	4.09	9,439	63	2.65

Total interest-earning assets	741,710	12,821	6.86	580,969	9,210	6.29

Other assets	41,329			43,730

Total assets	$783,039	$12,821		$624,699	$9,210

Interest-bearing liabilities:

Interest-bearing deposits	$521,017	$3,912	2.98%	$382,157	$2,001	2.08%

Borrowed funds	101,163	1,137	4.46	87,995	1,218	5.49

Interest-bearing liabilities	622,180	5,049	3.22	470,152	3,219	2.72

Non-interest and
interest-bearing funding	712,829	5,049	2.81	563,660	3,219	2.27

Other liabilities:	8,183			8,523

Total liabilities	721,012			572,183

Shareholders' equity	62,027			52,516

Total liabilities &
shareholders' equity	$783,039			$624,699

Net interest income		$7,772			$5,991

Net interest margin			4.16%			4.09%

(1) Prior year has been adjusted to exclude the First Bank of Delaware, reflecting the spin off of that bank effective January 1, 2005.

Republic First Bancorp, Inc.
Press release 12/31/2005
(Dollars in thousands )
(unaudited)
		Year-to-Date
		Average Balance Sheet

	Twelve months ended			Twelve months ended
	December 31, 2005			December 31, 2004 (1)

			Average			Average
Interest-Earning Assets:	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost

Commercial and other loans	$602,031	$42,331	7.03%	$493,635	$31,006	6.28%

Investment securities	51,285	1,972	3.85	59,764	2,030	3.40

Federal funds sold	36,587	1,078	2.95	45,430	563	1.24

Total interest-earning assets	689,903	45,381	6.58	598,829	33,599	5.61

Other assets	41,238			42,433

Total assets	$731,141	$45,381		$641,262	$33,599

Interest-bearing liabilities:

Interest-bearing deposits	$499,876	$13,147	2.63%	$370,750	$7,487	2.02%

Borrowed funds	75,875	3,076	4.05	124,303	7,261	5.84

Interest-bearing liabilities	575,751	16,223	2.82	495,053	14,748	2.98

Non-interest and
interest-bearing funding	664,453	16,223	2.44	580,211	14,748	2.54

Other liabilities:	8,263			9,875

Total liabilities	672,716			590,086

Shareholders' equity	58,425			51,176

Total liabilities &
shareholders' equity	$731,141			$641,262

Net interest income		$29,158			$18,851

Net interest margin			4.23%			3.15%

(1) Prior year has been adjusted to exclude the First Bank of Delaware, reflecting the spin off of that bank effective January 1, 2005.